MAYTAG CORPORATION

                                Exhibit 4(j)

   Fourth Amendment to Credit Agreement Dated as of April 26, 1999 among Registrant, the banks Party Hereto and Bank of Montreal, Chicago Branch as
                Agent and Royal Bank of Canada as Co-Agent.




                       Fourth Amendment to Credit Agreement
This Fourth Amendment to Credit Agreement (the Amendment) dated as of
April 26, 1999 by and among Maytag Corporation (the Borrower), the Banks listed below, and Bank of Montreal as Agent;
                               w i t n e s s e t h:
     Whereas, the Borrower, the Banks, the Co-Agent and the Agent have heretofore executed and delivered a Credit Agreement dated as of July 28, 1995 (as amended through the Third Amendment thereto dated as of June 10, 1997, the Credit Agreement); and whereas, the Borrower, the Banks and the Agent desire to amend the Credit Agreement as set forth herein;
Now, Therefore, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Banks and the Agent hereby agree as follows:
     1. The definition of Eurocurrency Margin contained in Section 1.2(b) of the Credit Agreement is hereby amended in its entirety to read as follows: Eurocurrency Margin means for each Eurocurrency Loan: (i) 0.170% per annum for any day Level I Status exists, (ii) 0.300% per annum for any day Level II Status exists, (iii) 0.375% per annum for any day Level III Status exists, (iv) 0.625% per annum for any day Level IV Status exists and
(v) 1.125% per annum for any day Level V Status exists.
     2. The first sentence of Section 3.1 of the Credit Agreement is hereby amended in its entirety to read as follows: The Borrower shall pay to the Agent for the ratable account of the Banks, based on their Commitments, a facility fee (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) on the average daily amount of the Commitments hereunder (whether used or unused) at a rate of
(i) 0.085% per annum for each day Level I Status exists, (ii) 0.100% per annum for each day Level II Status exists, (iii) 0.125% per annum for each day Level III Status exists, (iv) 0.250% per annum for each day Level IV Status exists, and (v) 0.350% per annum for each day Level V Status exists.
     3. Section 3.2 of the Credit Agreement is hereby amended by deleting the phrase 1/10th of 1% (0.10%) per annum appearing in the third and fourth lines thereof and inserting in its place: 1/8th of 1% (0.125%) per annum.
     4. Section 8.6 of the Credit Agreement is hereby amended by deleting the number 0.60 at the end thereof and inserting in its place the number 0.65.
     5. Section 8.7 of the Credit Agreement is hereby amended by deleting the ratio 2.5 to 1.0 at the end thereof and inserting in its place the ratio 3.5 to 1.0.
     6. The Borrower represents and warrants to each Bank that (a) each of the representations and warranties set forth in Section 6 of the Credit Agreement, as amended hereby, is true and correct on and as of the date of this Amendment (except that any such representation or warranty that expressly relates solely to an earlier date need only be true and correct as of such date) as if made on and as of the date of this Amendment and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby, (b) no Default or Event of Default has occurred and is continuing and (c) without limiting the effect of the foregoing, the Borrower s execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by a duly authorized officer of the Borrower.
     7. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. This Amendment shall become effective on the date hereof upon the Agent s receipt of counterparts hereof executed by the Borrower and the Required Banks. Except as specifically amended and modified hereby, all of the terms and conditions of the Credit Agreement shall remain unchanged and in full force and effect. No reference to this Amendment need be made in any document making reference to the Credit Agreement, any such reference to the Credit Agreement (including any such reference herein, unless the context otherwise requires) to be deemed to be a reference to the Credit Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meanings herein as they have in the Credit Agreement. This Amendment shall be construed and governed by and in accordance with the laws of the State of Illinois.
Dated as of the date first above written.




                                  Maytag Corporation

                                  By

                                  Name

                                  Title




                                  Bank of Montreal, Chicago Branch, in its individual capacity as a Bank and as Agent

                                  By

                                  Name

                                  Title




                                 Royal Bank of Canada, in its individual
                                 capacity as a Bank and as Co-Agent

                                 By

                                 Name

                                 Title







                                The First National Bank of Chicago
                                By

                                Name

                                Title




                                The Fuji Bank, Limited

                                By

                                Name

                                Title




                                KeyBank National Association

                                By

                                Name

                                Title




                                PNC Bank, National Association

                                By

                                Name

                                Title




                                The Sumitomo Bank, Limited, Chicago Branch

                                By

                                Name

                                Title







                                Westdeutsche Landesbank Girozentrale,
                                New York Branch

                                By

                                Name

                                Title




                                Mercantile Bank of St. Louis, N.A.

                                By

                                Name

                                Title




                               First American National Bank

                                By

                                Name

                                Title




                                Istituto Bancario San Paolo Di Torino
                                Istituto Mobiliare Italiano Spa

                                By

                                Name

                                Title







                                Banca di Roma, Chicago Branch

                                By

                                Name

                                Title